Exhibit 99.3

Z Squared Announces Completion of Business Combination with Coeptis Therapeutics and Listing on the Nasdaq Global Market

~ Shares to Commence Trading on the Nasdaq Global Market Under Ticker Symbol “ZSQR” Monday April 27, 2026 ~

Fort Lauderdale, FL., April 24, 2026 Z Squared, Inc. (Nasdaq: ZSQR) (“Z Squared” or the “Company”), a vertically integrated computing infrastructure company, today announced the completion of its business combination with Coeptis Therapeutics Holdings, Inc. (“Coeptis”). In connection with the business combination, the combined company has been renamed “Z Squared Inc.” and its public shares are expected to commence trading on the Nasdaq Global Market under the ticker symbol “ZSQR” on Monday, April 27, 2026 (CUSIP: 98878K108).

The closing follows the satisfaction of all conditions, including SEC effectiveness of the Form S-4 registration statement and the receipt of approval from Coeptis’ stockholders. In connection with the consummation of the business combination, Z Squared Opco Inc. (formerly Z Squared, Inc.) has become a wholly owned subsidiary of the Company.

Prior to the consummation of the business combination Coeptis declared and effected a pro rata distribution to Coeptis’s record date stockholders of Coeptis’s ownership interest in its subsidiary that held a portion of Coeptis’s pre-business combination biopharmaceutical business.

In connection with the business combination, the former stockholders of Z Squared Opco Inc. (“Z Squared Opco”) exchanged their shares of Z Squared Opco common stock for shares of common stock of the Company. Following the business combination, the Company has approximately 51.5 million shares of common stock issued and outstanding, with the former stockholders of Z Squared Opco now owning approximately 85% of the Company, and the existing stockholders of the Company owning approximately 15% of the Company.

Michelle Burke, Chief Operating Officer commented, “We have built a vertically integrated computing infrastructure platform across three states, supported by dynamic power management, real time analytics, and a comprehensive hardware lifecycle program. Z Squared is well positioned to deliver consistent results and to grow into new geographies and workloads. We could not be more excited about what lies ahead. The market timing is exceptional, and we believe the best is yet to come.”

About Z Squared

Z Squared is a vertically integrated computing infrastructure company operating advanced computing equipment strategically distributed across North Carolina, South Carolina, and Iowa. The Company manages and optimizes a substantial fleet of specialized computing hardware, supported by dynamic power management strategies, real time analytics dashboards, and a comprehensive in house repair and lifecycle management program designed to maximize hardware efficiency and reduce capital waste.

Z Squared’s distributed, facility agnostic infrastructure is purpose built for operational resilience and rapid scalability. The Company’s infrastructure avoids over reliance on any single hosting provider and supports agile redeployment of equipment based on shifting power costs, infrastructure readiness, and uptime performance. Z Squared’s operational model emphasizes efficiency, discipline, and precision execution, grounded in real time analytics integrated through centralized dashboards that aggregate data from facilities, hardware, and internal systems.

The Company’s power strategy is designed to respond flexibly to real time grid conditions, including curtailment schedules and seasonal electricity rate fluctuations. By adapting energy consumption in response to pricing signals, Z Squared aims to lower its cost per kilowatt hour while preserving uptime and maximizing operational efficiency. Z Squared’s distributed, facility agnostic structure reduces exposure to localized disruptions such as regulatory shifts or grid instability, and supports rapid scalability into new geographies and emerging computing workloads.

The Company is led by an experienced team with deep expertise in large scale computing operations, infrastructure optimization, and power management.

For more information, please visit www.zsquaredinc.com.

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Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements regarding the expected commencement of trading of the Company's common stock on the Nasdaq Global Market; the Company’s business strategy, operational plans, and growth prospects; the expected benefits of the Company’s vertically integrated computing infrastructure model; the Company’s ability to scale into new geographies and emerging computing workloads; and the Company’s future financial and operational performance.

These forward-looking statements are based on management’s current expectations and assumptions and are subject to significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others: the Company’s ability to execute its business strategy; competition in the computing infrastructure and digital asset industries; changes in power costs, energy regulation, and grid conditions; hardware availability, pricing, and obsolescence; the Company’s ability to maintain and expand its facility footprint; the volatility of cryptocurrency markets and digital asset values; market, economic, and capital markets conditions; and regulatory developments affecting the Company’s operations. Additional risks and uncertainties are described under the heading “Risk Factors” in the Company’s Registration Statement on Form S-4, as amended, and other filings with the SEC.

Except as required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances after the date of this press release, whether as a result of new information, future events, or otherwise.

Investor Relations Contact:

ZSQR@mzgroup.us

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